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                                                                   EXHIBIT 10.9

                                 PROMISSORY NOTE

$150,000                                                          JULY 1, 1997

          WHEREAS, Ralph Glasgal (the "Lender") desires to loan to Data Net International, Incorporated, a California Corporation (the "Borrower") and the Borrower desires to borrow from the Lender, the principal amount of $150,000 pursuant to the terms and conditions contained in this promissory Note (the "Note").

          NOW, THEREFORE, for good and valuable consideration herein contained, lender hereby agrees to loan to Borrower, and Borrower hereby promises to pay to the order of lender or his successors or assignees, the principal amount of one hundred fifty thousand ($150,000) dollars on the following schedule:

            PAYMENT DATE                                   PRINCIPAL PAYMENT
            ------------                                   ------------------
First Installment--November 31, 1997                           $ 50,000
Second Installment--February 28, 1998                           100,000

Provided, however, that (i) in the event that the Borrower in its sole discretion consummates a qualified financing (as hereinafter defined) prior to the payment of the first installment, $50,000 of the proceeds of such qualified financing shall be immediately applied to repayment of the first installment; and (ii) in the event that Borrower in its sole discretion consummates a qualified IPO (as hereinafter defined) prior to payment of the second installment, $100,000 of proceeds of such qualified financing shall be immediately applied to prepayment of second installment.

          For purposes of this Note, (i) a Qualified Financing shall mean a subordinated debt or equity financing transaction or a series of subordinated or equity financing transactions, which yield gross proceeds to the Borrower or any of its subsidiaries of at least $1,000,000 and (ii) a Qualified IPO shall mean an initial underwritten offering by the Borrower of its securities to the public pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          Borrower also promises to pay interest on the $150,000 principal amount of this Note at a rate of ten percent (10%) per

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annum (on the basis of a 360 day year and actual number of days elapsed)
from and including the date hereof until such principal sum shall be paid in full according to this formula of (10%) per annum. Beginning July 1st 1997, interest accrued shall be included in the 1st and 2nd installments indicated above.

          All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to Lender, at his office located at c/o Glasgal Communications Inc., 20 Commerce Way, Tetowa, New Jersey 07512 or at such other place as shall be designated in writing by Lender for such purpose.

          Borrower hereby waves diligence, presentment, dishonor, demand, notice and protest and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note.

          The Borrower reserves the right to prepay the unpaid principal balance of this Note in whole, at any time, without penalty or premium.

          In the event that a qualified financing does not occur prior to November 30, 1997, and as a result this Note is not paid in full on or prior to Feb. 28, 1998, this Note shall be converted into such number of shares of the common stock of the Borrower as shall equal the principal amount then outstanding plus accrued interest divided by a fraction, the number of which shall equal the greater of $20,000,000 or the fair market value of the Borrower at the time of such conversion, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such conversion (the "Common Stock").

          Whenever any payment on this Note shall be stated to be due on a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to remain closed (a "Legal Holiday"), such payments shall be made on the next succeeding day which is not a Legal Holiday and such extension of time shall be included in the computation of the payment of interest on this Note.

          The terms of this Note are not subject to amendment except by written agreement of Lender and Borrower and Borrower may not assign its obligations hereunder without the prior written consent of Lender.


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          This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

               IN WITNESS WHEREOF, Borrower has duly executed this Note, the day and year first above written.


                                         DATA NET INTERNATIONAL, INCORPORATED


                                         By: /s/ MAX TOGHRAIE
                                             ---------------------------------
                                             Name:   Max Toghraie
                                             Title:  Chief Executive Officer


                                         By: RALPH GLASGAL

                                     Signed: /s/ RALPH GLASGAL
                                             --------------------------------